Exhibit 99.1

Selective Reports Strong Fourth Quarter 2021 Results, Including Net Income of $1.59 per Diluted Common Share and Non-GAAP Operating Income1 of $1.56 per Diluted Common Share;

Record Full Year 2021 Net Income per Diluted Share of $6.50 and Non-GAAP Operating Income1 per Diluted Share of $6.27; Excellent Full Year 2021 Return on Equity ("ROE") of 14.8% and Non-GAAP Operating ROE1 of 14.3%

In the fourth quarter of 2021, we reported:

•Net premiums written ("NPW") increased 9% compared to fourth quarter of 2020;
•GAAP combined ratio of 93.1%;
•Overall renewal pure price increases averaged 4.7%;
•After-tax net investment income of $65 million, up 16% compared to the fourth quarter of 2020;
•Annualized non-GAAP operating ROE of 13.8%; and
•Book value per common share of $46.24, up 2.1% in the fourth quarter and 9.1% for the full year.

Branchville, NJ - February 3, 2022 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the fourth quarter ended December 31, 2021, with net income per diluted common share of $1.59 and non-GAAP operating income1 per diluted common share of $1.56. The fourth quarter combined ratio was a profitable 93.1%, the non-GAAP operating ROE was 13.8%, and NPW increased 9% from a year ago. The higher NPW was driven by continued renewal pure price increases, solid retention rates, and strong new business growth. For the quarter, the Investments segment contributed 9.4 points of annualized ROE, compared to 9.0% in the year ago period, due to ongoing exceptionally strong alternative investment returns.

For the year, Selective generated net income per diluted common share of $6.50 and non-GAAP operating income1 per diluted common share of $6.27. The 2021 combined ratio was a profitable 92.8%, overall NPW increased 15% from a year ago, after-tax net investment income was $263 million, up 42% compared to 2020, and the non-GAAP operating ROE was 14.3%.

"We generated our eighth consecutive year of double-digit non-GAAP operating ROEs, delivering a 14.3% non-GAAP operating ROE in 2021, well above our 11% target. This truly outstanding achievement places us in a very small group of industry peers that have generated similar strong and consistent financial results. We were pleased that AM Best recognized our strong financial and operating performance by upgrading our financial strength rating to A+ in November of 2021," said John Marchioni, President and CEO.

"I am also extremely proud of the unwavering focus of our employees, who have helped our customers and distribution partners navigate through the pandemic and various catastrophic losses over the past two years - providing excellent claims handling and customer service. The consistent value we bring to the market, including our superior underwriting and risk management capabilities, enables us to successfully balance our growth and profitability over time. Looking to 2022, I remain confident in our market position - and our ability to continue generating strong and profitable growth," continued Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ and shares in millions, except per share data	2021		2020			2021		2020
Net premiums written	$745.4		681.5	9%		$3,189.7		2,773.1	15%
Net premiums earned	784.5		704.9	11		3,017.3		2,681.8	13
Net investment income earned	80.1		68.5	17		326.6		227.1	44
Net realized and unrealized gains (losses), pre-tax	2.2		20.1	(89)		17.6		(4.2)	(517)
Total revenues	869.7		798.4	9		3,379.2		2,922.3	16
Net underwriting income, after-tax	42.7		66.4	(36)		172.7		107.7	60
Net investment income, after-tax	64.5		55.5	16		263.0		184.6	42
Net income available to common stockholders	96.7		127.1	(24)		394.5		246.4	60
Non-GAAP operating income[1]	94.9		111.2	(15)		380.6		249.7	52
Combined ratio	93.1%		88.1	5.0	pts	92.8%		94.9	(2.1)	pts
Loss and loss expense ratio	60.4		54.4	6.0		60.1		61.0	(0.9)
Underwriting expense ratio	32.5		33.4	(0.9)		32.5		33.8	(1.3)
Dividends to policyholders ratio	0.2		0.3	(0.1)		0.2		0.1	0.1
Net catastrophe losses	4.5	pts	2.8	1.7		5.4	pts	8.0	(2.6)
Non-catastrophe property losses and loss expenses	16.0		16.2	(0.2)		15.6		15.3	0.3
(Favorable) prior year reserve development on casualty lines	(1.9)		(5.0)	3.1		(2.7)		(3.2)	0.5
Net income available to common stockholders per diluted common share	$1.59		2.10	(24)%		$6.50		4.09	59%
Non-GAAP operating income per diluted common share[1]	1.56		1.84	(15)		6.27		4.15	51
Weighted average diluted common shares	60.8		60.4	1		60.7		60.3	1
Book value per common share	$46.24		42.38	9		46.24		42.38	9

Overall Insurance Operations

For the fourth quarter, overall NPW increased 9% from a year ago, reflecting average renewal pure price increases of 4.7%, solid retention, and new business growth of 11%. Our combined ratio was 93.1% in the quarter, up from 88.1% a year ago, driven by higher net catastrophe losses and less favorable prior year casualty reserve development than the prior-year period. Our Insurance Operations generated 6.2 points of annualized ROE in the quarter.

For the year, NPW increased 15% from a year ago. Of this amount, four points stemmed from the two 2020 COVID-19-related NPW reductions ($75 million premium accrual for return audit and mid-term endorsements and $19.7 million of personal and commercial auto customer credits). Other factors contributing to growth included average renewal pure price increases of 4.9%, solid retention, and new business growth of 12%. Our combined ratio for the year was 92.8%, down from 94.9% a year ago, principally driven by lower net catastrophe losses and underwriting expense ratio. Our Insurance Operations generated 6.5 points of ROE for 2021.

Standard Commercial Lines Segment

For the fourth quarter, Standard Commercial Lines premiums (representing 81% of total NPW) increased 8% compared to a year ago. The premium growth reflected average renewal pure price increases of 5.0%, solid retention of 86%, and new business growth of 8%. The fourth quarter combined ratio was 93.1%, and the variances driving the increase relative to the 86.8% combined ratio a year ago are shown in the following table:

Standard Commercial Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$597.7		551.1	8%		$2,593.0		2,230.6	16%
Net premiums earned	635.4		567.5	12		2,443.9		2,143.2	14
Combined ratio	93.1%		86.8	6.3	pts	91.9%		92.9	(1.0)	pts
Loss and loss expense ratio	59.5		52.1	7.4		58.4		58.1	0.3
Underwriting expense ratio	33.3		34.4	(1.1)		33.3		34.6	(1.3)
Dividends to policyholders ratio	0.3		0.3	—		0.2		0.2	—
Net catastrophe losses	4.2	pts	1.3	2.9		4.3	pts	5.5	(1.2)
Non-catastrophe property losses and loss expenses	14.5		14.2	0.3		13.9		13.8	0.1
(Favorable) prior-year reserve development on casualty lines	(2.4)		(6.2)	3.8		(3.0)		(4.0)	1.0

Standard Personal Lines Segment

For the fourth quarter, Standard Personal Lines premiums (representing 9% of total NPW) were up 1% compared to the prior-year period. Renewal pure price increases averaged 1.1%, retention was 83%, and new business was down 9% compared to prior year. The fourth quarter combined ratio was 97.6%, and the variances driving the increase relative to the 93.6% combined ratio a year ago are shown in the following table:

Standard Personal Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$70.4		69.7	1%		$292.3		295.2	(1)%
Net premiums earned	73.1		75.4	(3)		293.6		299.1	(2)
Combined ratio	97.6%		93.6	4.0	pts	98.6%		105.2	(6.6)	pts
Loss and loss expense ratio	71.0		67.8	3.2		72.2		78.0	(5.8)
Underwriting expense ratio	26.6		25.8	0.8		26.4		27.2	(0.8)
Net catastrophe losses	9.9	pts	14.8	(4.9)		12.7	pts	25.9	(13.2)
Non-catastrophe property losses and loss expenses	35.7		33.7	2.0		35.0		28.7	6.3
(Favorable) prior-year reserve development on casualty lines	—		—	—		—		—	—

Excess and Surplus Lines Segment

For the fourth quarter, Excess and Surplus Lines premiums (representing 10% of total NPW) were up 27% compared to the prior-year period, driven by average renewal pure price increases of 5.9%, increased retention, and new business growth of 30%. The fourth quarter combined ratio was 88.8%, with the improvement relative to the 93.4% combined ratio from a year ago driven by the variances shown in the following table:

Excess and Surplus Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2021		2020			2021		2020
Net premiums written	$77.3		60.7	27%		$304.4		247.3	23%
Net premiums earned	76.0		62.0	23		279.8		239.5	17
Combined ratio	88.8%		93.4	(4.6)	pts	94.3%		99.9	(5.6)	pts
Loss and loss expense ratio	56.9		60.1	(3.2)		62.6		65.5	(2.9)
Underwriting expense ratio	31.9		33.3	(1.4)		31.7		34.4	(2.7)
Net catastrophe losses	1.6	pts	1.9	(0.3)		8.1	pts	8.4	(0.3)
Non-catastrophe property losses and loss expenses	8.9		13.8	(4.9)		10.1		11.6	(1.5)
(Favorable) prior year reserve development on casualty lines	—		—	—		(2.5)		—	(2.5)

Investments Segment

For the fourth quarter, after-tax net investment income of $65 million was up from $55 million, or 16%, compared to the prior-year period. The increase was principally driven by strong gains on our alternative investments. For the quarter, the overall portfolio's after-tax earned income yield averaged 3.2%, and the fixed income securities portfolio's after-tax earned income yield averaged 2.5%. For the fourth quarter, the investment portfolio generated 9.4 points of annualized ROE.

For the year, after-tax net investment income of $263 million was up $78 million, or 42%, compared to the prior year, due to $93 million in after-tax alternative investment gains, compared to $21 million in the prior year. For the year, the overall portfolio's after-tax earned income yield averaged 3.4%, and the fixed income securities portfolio's after-tax earned income yield averaged 2.6%. Invested assets per dollar of common stockholders' equity was $2.88 at December 31, 2021, and the investment portfolio generated 9.9 points of non-GAAP operating ROE in 2021.

Investments Segment	Quarter ended December 31,		Change		Year-to-Date December 31,		Change
$ in millions, except per share data	2021	2020			2021	2020
Net investment income earned, after-tax	$64.5	55.5	16%		$263.0	184.6	42%
Net investment income per common share	1.06	0.92	15		4.34	3.06	42
Effective tax rate	19.5%	19.1	0.4	pts	19.5%	18.7	0.8	pts
Average yields:
Portfolio:
Pre-tax	4.0	3.7	0.3		4.2	3.2	1.0
After-tax	3.2	3.0	0.2		3.4	2.6	0.8
Fixed income securities:
Pre-tax	3.1%	3.2	(0.1)	pts	3.2%	3.2	—	pts
After-tax	2.5	2.6	(0.1)		2.6	2.6	—
Annualized ROE contribution	9.4	9.0	0.4		9.9	7.8	2.1

Balance Sheet

$ in millions, except per share data	December 31, 2021		December 31, 2020		Change
Total assets	$10,461.4		9,687.9		8%
Total investments	8,027.0		7,505.6		7
Long-term debt	506.1		550.7		(8)
Stockholders’ equity	2,982.9		2,738.9		9
Common stockholders' equity	2,782.9		2,538.9		10
Invested assets per dollar of common stockholders’ equity	2.88		2.96		(3)
Net premiums written to policyholders' surplus	1.33	x	1.30	x	0.03	x
Book value per common share	$46.24		42.38		9
Debt to total capitalization	14.5%		16.7%		(2.2)	pts

Book value per common share increased 9% during 2021. The increase was principally driven by $6.50 of net income per diluted common share, partially offset by (i) a $2.07 reduction in net unrealized gains on our fixed income securities portfolio from higher long-term interest rates in 2021, and (ii) $1.03 of dividends on our common stock paid to shareholders. During 2021, the Company repurchased 52,781 shares, all in the first quarter, at an average price of $64.49 per share for a total of $3.4 million. Capacity under our existing repurchase authorization remained at $96.6 million as of December 31, 2021.

Selective's Board of Directors declared:
•A quarterly cash dividend on common stock of $0.28 per common share payable March 1, 2022, to holders of record on February 15, 2022; and
•A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depository share) payable on March 15, 2022, to holders of record as of February 28, 2022.

Guidance
For 2022, Selective's full-year guidance is as follows:

•A GAAP combined ratio, excluding net catastrophe losses, of 91.0%. Our combined ratio estimate assumes no prior-year casualty reserve development;

•Net catastrophe losses of 4.0 points on the combined ratio;

•After-tax net investment income of $200 million that includes $20 million in after-tax net investment income from our alternative investments;

•An overall effective tax rate of approximately 20.5% that assumes an effective tax rate of 19.5% for net investment income and 21.0% for all other items; and

•Weighted average shares of 61 million on a fully diluted basis.

The supplemental investor package, including financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 A.M. ET, on Friday, February 4, 2022, at www.Selective.com. The webcast will be available for rebroadcast until the close of business on March 6, 2022.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (NASDAQ: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including the Fortune 1000 and being named a Great Place to Work® in 2021. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments. They are used as important financial measures by management, analysts, and investors, because the timing of realized investment gains and losses on sales of securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments that are charged to earnings could distort the analysis of trends. These operating measurements are not intended as a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity to non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended December 31,		Year-to-Date December 31,
	2021	2020	2021	2020
Net income available to common stockholders	$96.7	127.1	394.5	246.4
Net realized and unrealized (gains) losses, before tax	(2.2)	(20.1)	(17.6)	4.2
Tax on reconciling items	0.5	4.2	3.7	(0.9)
Non-GAAP operating income	$94.9	111.2	380.6	249.7

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended December 31,		Year-to-Date December 31,
	2021	2020	2021	2020
Net income available to common stockholders per diluted common share	$1.59	2.10	6.50	4.09
Net realized and unrealized (gains) losses, before tax	(0.04)	(0.33)	(0.29)	0.07
Tax on reconciling items	0.01	0.07	0.06	(0.01)
Non-GAAP operating income per diluted common share	$1.56	1.84	6.27	4.15

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended December 31,		Year-to-Date December 31,
	2021	2020	2021	2020
Annualized Return on Equity	14.0%	20.6	14.8	10.4
Net realized and unrealized (gains) losses, before tax	(0.3)	(3.3)	(0.7)	0.2
Tax on reconciling items	0.1	0.7	0.2	(0.1)
Annualized Non-GAAP Operating Return on Equity	13.8%	18.0	14.3	10.5

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or industry actual results, activity levels, or performance to materially differ from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we can give no assurance that such expectations will prove correct. We undertake no obligation, other than as federal securities laws may require, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements, include without limitation:
•Related to COVID-19:
◦Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.
◦The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.
◦Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.
◦Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) net realized losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.
◦To varying degrees, the effect, lifting, or lapsing of COVID-19-related governmental directives in 2021 have disrupted supply chains and caused shortages of products, services, and labor. These shortages may impact our ability to attract and retain labor, including increasing attrition rates, wages, and the cost and difficulty of obtaining third-party non-U.S.-based resources.
•Difficult conditions in global capital markets and the economy, including the risk of prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events such as hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;

•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com